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PARTNERSHIP ASSET MANAGEMENT AGREEMENT

     THIS AGREEMENT made and entered into effective as of the 1st day of January, 1995, by and between ______________________, a(n)____________________
Limited Partnership (hereinafter referred to as "Partnership"), and Cardinal Apartment Management Group, Inc. an Ohio corporation (hereinafter referred to as "CAMG").

                              W I T N E S S E T H:

     WHEREAS, employees of CAMG have had experience in the management of the affairs and investments of real estate limited partnerships;

     WHEREAS, the Partnership wishes to obtain the services of CAMG to perform administrative functions and asset management services, and CAMG wishes to perform such services for the Partnership.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, obligations and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be and being legally bound, do hereby agree as follows:

     1. EMPLOYMENT

     The Partnership hereby employs CAMG exclusively to provide partnership administrative services and asset management services.

     2. TERM

     (A) The term of this Agreement shall be for a period of three (3) years commencing January 1, 1995 and, unless earlier terminated as provided in this
Section 2, shall  expire on December  31,  1997.

     (B) At the expiration of the initial three year term, it is the express intention of the parties hereto that this Agreement shall automatically renew itself for successive one year terms unless terminated as herein provided.

     (C) Either party may terminate this Agreement upon thirty (30) days prior written notice to the other. In the event this Agreement is terminated by the Partnership, and such termination is not the result of CAMG's failure or refusal to perform as provided in this Agreement, then CAMG shall receive within sixty
(60) days of termination, a termination fee of 1% times the average gross rental income of the partnership over the period of twelve (12) complete months immediately preceding the month of termination, times the number of months remaining in the initial term (or, as the case may be, in any renewal term) hereunder, as if this Agreement had not been terminated.

     (D) In the event that CAMG shall fail or refuse to perform any of its material covenants, obligations or duties as provided in this Agreement in a manner consistent with the standard of care customarily employed by the exclusive administrator of a real estate limited partnership, Partnership shall have the right at any time after written notice from Partnership and the failure by CAMG to cure such failure or refusal within thirty (30) days after receipt of such notice, to terminate this Agreement by written notice to CAMG without penalty.


     3. DUTIES OF CAMG

     CAMG accepts the employment and agrees:

     (a) To perform partnership administrative services, including but not limited to the following: preparation and distribution of reports to


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Partners with respect to operations,  finances, management and all other matters affecting their interests; allocation and distribution of funds to Partners; supervision, review and distribution of Partnership tax returns and income tax computations of deductions allocable to each Partner in accordance with the limited partnership agreement; supervision, review and filing of all real and personal ad valorem property tax returns required to be filed by Partnership; and participation and supervision of professionals involved in examination of Partnership filings.

     (b) To perform partnership asset management services, including but not limited to Valuation of the Partnership's real property, upon request by the Partnership; advice regarding whether and on what terms to sell, refinance, make material renovations or improvements, or otherwise to improve, finance or dispose of the Partnership's real estate; analysis and recommendation of opportunities for maximizing the investment yield on Partnership cash balances pending their disbursement; and such other and management services as the Partnership may reasonably request from time to time.

     (c) The above services shall be performed under the supervision of the General Partner(s) of the Partnership.

     (d) CAMG, at its expense, shall maintain or cause to be maintained true and accurate original records reflecting the information provided to the Partners and any other reporting entity. CAMG shall maintain a copy or microfilm copy of all such records at 6954 Americana Parkway, Reynoldsburg, Ohio 43068, or such other principal office as CAMG determines is necessary.

     (e) The Limited and General Partners, at their expense, shall have the right at all reasonable times during normal business hours to audit, examine and make copies of or extracts from the records and reports maintained by CAMG pursuant to Section 3(d).

     4. STANDARD OF CARE, LIABILITY

     In the performance of its duties and obligations under this Agreement, CAMG shall diligently and in good faith seek to protect the property rights and interests of the partners in the Partnership.

     CAMG shall not be liable for any error of judgment or for any mistake of fact or law, or for anything it may do or refrain from doing hereafter, except in cases of willful misconduct or gross negligence.

     5. COMPENSATION

     (A) As compensation for CAMG's services as the exclusive administrator of the Partnership, the Partnership shall, on or before the tenth day of each calendar month during the initial and any renewal term of this Agreement, shall pay to CAMG one (1%) percent of the sum of gross rental income collected by or for the account of the Partnership during the immediately proceeding month from the operation of the Partnership; provided, however, that there shall be excluded or deducted from "gross rental income" (i) cash or credit refunds paid to customers upon transactions included in gross rental income; and (ii) the amount of any city, county, state or federal sales, use, luxury or excise taxes on such sales which are required to be collected from the customer (but included in the price or stated separately therefrom) and paid to the taxing authorities.

     6. ASSIGNMENT

     CAMG shall have the right to assign its rights and delegate its duties hereunder without Partnership's consent to another administrator of recognized standing. CAMG shall give Partnership thirty (30) days written notice prior to an assignment.



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     7. GENERAL PROVISIONS

     (A) MODIFICATIONS, WAIVER. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition, unless such change, modification or waiver shall be in writing and signed by the parties hereto.

     (B) BINDING EFFECT. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their legal representatives, transferees, successors and assigns.

     (C) DUPLICATE ORIGINALS. For the convenience of the parties hereto, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     (D) CONSTRUCTION. This Agreement shall be interpreted and construed in accordance with the laws of the state of Ohio, exclusive of conflicts of laws provisions thereof. The titles of the sections and sub-sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     (E) ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement and is the complete and exclusive statement of the terms thereof, notwithstanding any representation or statement to the contrary heretofore made.

     (F) NOTICES. All notices and other communications required under this Agreement shall be in writing and shall be (i) transmitted by facsimile, (ii) sent by Federal Express or other overnight delivery service, or (iii) sent by registered or certified U.S. Mail, return receipt required, addressed in either case as follows:

     If intended for CAMG, to:

          Cardinal Apartment Management Group, Inc.
                  6954 Americana Parkway
                  Reynoldsburg, OH 43068
                  ATTN:  President

         With a copy to:

                  General Counsel
                  Cardinal Realty Services, Inc.
                  6954 Americana Parkway
                  Reynoldsburg, OH 43068
          (614) 575-5214
          FAX: (614) 575-5240

         If intended for Partnership, to:

                  _________________________________
                  ATTN:  Partnership Administration
                  6954 Americana Parkway
                  Reynoldsburg, OH 43068

or at such other address or to the attention of such other person, as CAMG or Partnership shall request by written notice given as herein provided. Any written notice or other communication given as herein provided shall be deemed to have been sufficiently given and received for all purposes


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hereunder on the date said return  receipts are signed,  provided that if either party refuses to sign and return receipt on the first delivery or after proper notice by the United States Postal Service, then the date three (3) days following the date on which the same is deposited, postage prepaid, in a United States general or branch post office or mailbox.

     IN WITNESS WHEREOF, the parties have affixed their hands and seals on the date first above written.

___________________________
a(n) ______________________ limited partnership

By: Cardinal Realty Services, Inc.
Its:General Partner

By:________________________

Its:_______________________


Cardinal Apartment Management
Group, Inc.

By:________________________

Its:_______________________